UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 21, 2003
(Date of earliest event reported)

ACME Communications
(Exact name of registrant as specified in its charter)

DE	000-27105	33-0866283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 E. Fourth St. Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   714-245-9499

Former name or former address, if changed since last report:

Item 5. Other Materially Important Events.

On March 21, 2003, the Company announced that it had completed the sale of its St. Louis and Portland television stations to Tribune Company, terminated it's cash tender offer for the Notes of its subsidiaries and issued redemption notices to the noteholders of those Notes.

Item 7. Financial Statements and Exhibits.

(c)     Exhibit 99.1. Press release dated March 21, 2003

    Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACME Communications (Registrant)
March 21, 2003 (Date)	/s/ THOMAS D. ALLEN Thomas D. Allen Executive Vice President and Chief Financial Officer